EXHIBIT (q)(1)

                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the references to our firm under the caption "MISCELLANEOUS - Counsel" included in or made a part of, and the incorporation by reference of our opinion as filed with the Securities and Exchange Commission pursuant to Rule 24f-2 on February 26, 1997, into, the Registration Statement on Form N-1A, File No. 33-25137, filed under the Securities Act of 1933, as amended, of The Bradford Funds, Inc., The Bradford Money Fund.



                                                          BAKER & HOSTETLER LLP

Columbus, Ohio
April 26, 2000